UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada	000-54389	20-4118216
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 N. Canon Drive, Suite 305
Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 26, 2015, the Board of Directors of Genius Brands International, Inc. (the “Company”) appointed Michael D. Handelman CPA, who resides in Thousand Oaks, California, as its new Chief Financial Officer.

Effective June 26, 2015, Rebecca Hershinger, who resides in Park City, Utah, has resigned from her position as Chief Financial Officer of the Company. Ms. Hershinger did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company’s operations, policies or practices.

Mr. Handelman, age 56, has over twenty years of experience as a Chief Financial Officer. From 2011 to 2015, Mr. Handelman was Chief Financial Officer of Lion Biotechnologies, Inc., a public biopharmaceutical company located in Los Angeles, California, focused on the development and commercialization of novel cancer immunotherapy products. At Lion Biotechnologies, Inc., he was responsible for management of operations relating to all financial and fiscal aspects of the company. He prepared quarterly filings for the Securities and Exchange Commission, including Forms 10-Q, 10-K and 8-K, and prepared and oversaw the preparation of the company’s consolidated financial reports. Previously, Mr. Handelman served as Chief Financial Officer at Oxis International, Inc., a public company engaged in the research, development and commercialization of nutraceutical products, from August 2009-October 2011. From November 2004 to July 2009, Mr. Handelman served as Chief Financial Officer and Chief Operating Officer of TechnoConcepts, Inc., formerly a public company engaged in designing, developing, manufacturing and marketing wireless communications semiconductors, or microchips. Prior thereto, Mr. Handelman served from October 2002 to October 2004 as Chief Financial Officer of Interglobal Waste Management, Inc., a manufacturing company, and from July 1996 to July 1999 as Vice President and Chief Financial Officer of Janex International, Inc., a children’s toy manufacturer. Mr. Handelman was also the Chief Financial Officer from 1993 to 1996 of the Los Angeles Kings, a National Hockey League franchise. Mr. Handelman is a certified public accountant and holds a degree in accounting from the City University of New York.

On June 26, 2015, the Company and Mr. Handelman entered into an engagement letter pursuant to which he shall serve as the Company’s Chief Financial Officer for an initial term of one year, subject to renewal. Mr. Handelman shall be paid an aggregate of $60,000 for his services (the “Annual Payment”), plus reimbursement of certain out-of-pocket expenses. The Annual Payment shall be payable as follows: $12,000 paid ratably over the six weeks prior to each of the filing dates of the Company’s Quarterly Reports ($36,000 in total), and $24,000 paid ratably over the three-month period prior to the filing date of the Company’s Annual Report. Mr. Handelman will receive additional payments based on an hourly rate for services that are outside the scope of his engagement.

Mr. Handelman has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Handelman and any other person pursuant to which he was appointed as the Company’s Chief Financial Officer.

There has not been any transaction, and there is no currently proposed transaction, in which the Company was or is to be a participant and the amount exceeds $120,000, and in which Mr. Handelman had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Engagement Letter dated June 26, 2015 between Genius Brands International, Inc. and Michael D. Handelman, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: June 26, 2015	By:	/s/ Andrew Heyward
Name: Andrew Heyward Title: Chief Executive Officer